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                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
                           2003 EQUITY INCENTIVE PLAN

                        RESTRICTED SHARE AWARD AGREEMENT
                            [MODEL FOR KEY EMPLOYEES]

                  This RESTRICTED SHARE AWARD AGREEMENT (the "Award Agreement"), dated as of the ____ day of __________________, 200_ (the "Award Date"), is
between Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust (the "Trust"), and ___________________ (the "Grantee"), a "Key Employee," as defined in the Pennsylvania Real Estate Investment Trust 2003 Equity Incentive Plan (the "Plan").

                  WHEREAS, the Trust desires to award the Grantee shares of beneficial interest in the Trust ("Shares") subject to certain restrictions as hereinafter provided, in accordance with the provisions of the Plan, a copy of which is attached hereto (if not previously provided to the Grantee);

                  NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                  1. Award of Restricted Shares. The Trust hereby awards to the Grantee as of the Award Date _____ Shares subject to the restrictions set forth in Paragraph 2 ("Restricted Shares"). This grant is in all respects limited and conditioned as hereinafter provided, and is subject in all respects to the terms and conditions of the Plan now in effect and as it may be amended from time to time (but only to the extent that such amendments apply to outstanding grants of Restricted Shares). Such terms and conditions are incorporated herein by reference, made a part hereof, and shall control in the event of any conflict with any other terms of this Award Agreement.

                  2. Vesting

                     (a) Regular Vesting. The Grantee shall have the right to sell, assign, transfer, pledge, or otherwise encumber or dispose of the following number of Restricted Shares on and after the following dates:

                   Date Restricted Shares
                   ----------------------
                        Become Vested                  Number of Restricted Shares
                        -------------                  ---------------------------
                  ________________________                        ____ Restricted Shares
                  ________________________          an additional ____ Restricted Shares
                  ________________________          an additional ____ Restricted Shares
                  ________________________          an additional ____ Restricted Shares
                  ________________________          an additional ____ Restricted Shares

The Committee may at any time accelerate the time at which the restrictions on all or any part of the Restricted Shares will lapse.





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                     (b) Accelerated Vesting Upon Change in Control. All
unvested Restricted Shares awarded to the Grantee shall become fully vested upon a "Change in Control" as defined in Section 2 of the Plan.

                  3. Share Certificate; Restrictions. Certificates for Restricted Shares shall be registered in the Grantee's name (or, if the Grantee so requests, in the name of the Grantee and the Grantee's spouse, jointly with right of survivorship). With respect to Restricted Shares in which the Grantee is not vested on the Award Date, the Grantee shall, immediately upon receipt thereof, deposit all certificates for such unvested Restricted Shares together with a stock power executed in favor of the Trust, with the Trust. Certificates for such unvested Restricted Shares shall be held by the Trust until the Grantee becomes vested in such Restricted Shares. The certificates may include a legend setting forth the restrictions on transfer.

                  4. Voting and Dividend Rights. The Grantee shall have voting rights on non-vested Restricted Shares and receive as compensation (subject to the withholding of applicable taxes) an amount equal to the dividends that otherwise would have been payable to the Grantee had the Grantee been vested in such Restricted Shares on the date of their original issuance.

                  5. Termination of Service. If the Grantee's service with the Trust and all of its "Subsidiary Entities" (as defined in the Plan) is terminated for any reason (including death or "Disability" (as defined in the Plan)), all unvested Restricted Shares held by the Grantee at the time of termination of service shall be transferred to the Trust pursuant to the stock power described in Paragraph 3 without any further action by the Grantee.

                  6. Notice of Tax Election. If the Grantee makes an election under section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), for the immediate recognition of income attributable to the award of Restricted Shares, the Grantee shall inform the Trust in writing of such election within 10 days of the filing of such election. The amount includible in the Grantee's income as result of an election under section 83(b) of the Code shall be subject to applicable federal, state and local tax withholding requirements and to such additional withholding rules (the "Withholding Rules") as shall be adopted by the Committee.

                  7. Transferability. The Grantee may not assign or transfer, in whole or in part, Restricted Shares subject to the Award Agreement in which the Grantee is not vested.

                  8. Withholding of Taxes. The obligation of the Trust to deliver Shares upon the vesting of Restricted Shares shall be subject to applicable federal, state and local tax withholding requirements. [IF THE COMMITTEE DESIRES TO PERMIT THE GRANTEE TO SATISFY THE WITHHOLDING REQUIREMENTS THROUGH THE USE OF SHARES, THE FOLLOWING BRACKETED PROVISIONS SHOULD BE INSERTED.] [If the amount includible in the Grantee's income as a result of the vesting of Restricted Shares is subject to the withholding requirements of applicable federal tax law, the Grantee, subject to the provisions of the Plan and the Withholding Rules, may satisfy the withholding tax, in whole or in part, by electing to have the Trust withhold Shares (or by returning Shares to the Trust). Such Shares shall be valued, for this purpose, at their "Fair Market Value" (as defined in Section 2 of the Plan) on the date the amount attributable to the vesting of the Restricted Shares is includible in income by the Grantee



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under section 83 of the Code. Such election must be made in compliance with and subject to the Withholding Rules, and the Trust may not withhold Shares in excess of that number necessary to satisfy the minimum federal income tax withholding requirement. The Grantee may elect to have the Trust withhold Shares for this purpose by checking the appropriate box below:

         I [_] DO [_] DO NOT elect at this time to have the Trust withhold the number of Shares necessary to satisfy the minimum federal income tax withholding requirement at the time(s) I become vested in the Restricted Shares subject to this Award Agreement. This election may be changed upon at least 10 business days' written notice to the Trust before a vesting date.]

                  9. Governing Law. This Award Agreement shall be construed in accordance with, and its interpretation shall be governed by, applicable Federal law and otherwise by the laws of the Commonwealth of Pennsylvania (without reference to the principles of conflicts of laws).

                  IN WITNESS WHEREOF, the Trust has caused this Award Agreement to be duly executed by its duly authorized officer and the Grantee has hereunto set his hand and seal, all as of the day and year first above written.

                                                     PENNSYLVANIA REAL ESTATE
                                                     INVESTMENT TRUST


                                                     By:________________________



                                                     ___________________________
                                                     Grantee










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